ESCROW AGREEMENT


     THIS ESCROW AGREEMENT is made and entered into this ___ day of November, 2000, by and between FUSION NETWORKS HOLDINGS, INC. (hereinafter referred to as the "Company"), VISUALCOM, INC. ("Visualcom") and MICHAEL W. SANDERS (hereinafter referred to as the "Escrow Agent").

     WHEREAS, the Company has entered into a Plan of Share Exchange, dated November ___, 2000 with Visualcom (the "Exchange Agreement") pursuant to which the Company agreed to issue to the shareholders (the "Shareholders") of
Visualcom 2,000,000 shares of its common stock (the "Shares") and 2,500,000 warrants (the "Warrants") in exchange for all of the outstanding shares of Visualcom (the "Exchange");

     WHEREAS, pursuant to the terms of the Exchange and the Exchange Agreement, 1,000,000 of the Shares (the "Escrow Shares") and 1,000,000 of the Warrants (the "Escrow Warrants") are to be held in escrow until the satisfaction of certain revenue criteria (the "Earn-Out") by Visualcom and the satisfaction of certain other conditions (the "Other Conditions") by the Shareholders; and

     WHEREAS, the Company and Visualcom desire the Escrow Agent to be and act as escrow agent to hold the Escrow Shares and Escrow Warrants until completion of the periods described herein with respect to the Earn-Out and the Other Conditions and the Escrow Agent has expressed its willingness to act as escrow agent, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company, Visualcom and the Escrow Agent do hereby agree as follows:

     1. Creation of Escrow Account. The Company andVisualcom hereby appoint the Escrow Agent to receive the Escrow Shares and Escrow Warrants issuable to the Shareholders pursuant to the terms of the Exchange. The Escrow Agent hereby agrees to act as the escrow agent of the Company and Visualcom in connection with the Exchange and the issuance of Escrow Shares and Escrow Warrants and to exercise control over the Escrow Shares and the Escrow Warrants (collectively, the "Deposit") pursuant to and in accordance with the terms of this Agreement.

     2. Deposit. On the closing contemplated pursuant to the terms of the Exchange Agreement, the Company will deliver and the Escrow Agent will receive and hold in escrow, the Deposit. Together with the Deposit, the Company will deliver to the Escrow Agent a list of the Shareholders, which will specify the number of Escrow Shares and Escrow Warrants allocable to each Shareholder and the mailing addresses of the Shareholders.

     3. Conditions of Release of Deposit; Earn-Out; Other Conditions.

     a. The Deposit shall be released and delivered, in part or in whole, to the Shareholders, in their respective interests, or to the Company subject to the satisfaction of the following Earn-Out provisions, and subject to the satisfaction of the Other Conditions set forth in paragraph 3.b. below and compliance with the procedures set forth in paragraph 3.c. below:

          i. one-third (1/3) of the Deposit shall be released and delivered to the Shareholders if the gross revenues booked by Visualcom for a period of ninety (90) calendar days following the Closing Date (as defined in the "Exchange Agreement") (the "First Earn-Out Period") equals or exceeds $600,000;

          ii. one-third (1/3) of the Deposit shall be released and delivered to the Shareholders if the gross revenues booked by Visualcom for a period of ninety (90) calendar days following the First Earn-Out Period (the "Second Earn-Out Period") equals or exceeds $800,000, or the aggregate gross revenues booked during the First Earn-Out Period and the Second Earn-Out Period equals or exceeds $1,400,000; and

          iii. one-third (1/3) of the Deposit shall be released and delivered to the Shareholders if the gross revenues booked by Visualcom for a period of ninety (90) calendar days following the Second Earn-Out Period (the "Third Earn-Out Period") equals or exceeds $1,000,000, or the aggregate gross revenues booked during the First Earn-Out Period, the Second Earn-Out Period and the Third Earn-Out Period equals or exceeds $2,400,000.

     for purposes hereof,

          iv. "gross revenues booked" shall consist of the value of all contracts signed by Visualcom, or contracts signed by the Company as a direct result of Visualcom's efforts, during a period, including the Grace Period as defined below, including the value of products or services to be sold by the Company under the contract, provided that all values under contracts are based on fixed revenue streams which are not subject to non-performance contingencies under the contract;

          v. in the event that the revenue requirements for any of the periods described in subparagraphs i, ii or iii of this paragraph 3(a) are not satisfied during any such period, revenues of Visualcom for a period of thirty (30) days following the end of each such period (the "Grace Periods") shall be included in the applicable period and shall be excluded from the following period;

          vi. in the event that the revenues of Visualcom for any of the periods described in subparagraphs i, ii or iii of this paragraph 3(a) are not satisfied during any such period, but the total revenues for any such period equal or exceed fifty percent (50%) of the required revenue levels, a "Partial Earn-Out" shall be deemed to have occurred for that period; and
     vii. in the event that total revenues of Visualcom for any of the periods described in subparagraphs i, ii or iii of this paragraph 3(a) are less than fifty percent (50%) of the required revenue levels, a "Failed Earn-Out" shall be deemed to have occurred for that period.

     b. In addition to the Earn-Out provisions of paragraph 3.a. above, release of the Deposit shall be subject to satisfaction of the following Other
Conditions:

          i. the  Representations  and Warranties of Visualcom,  as set forth in
     Article I of the Exchange Agreement, shall continue to be true and accurate in all material respects as of each respective Release Date, as defined below;

          ii. no material liabilities of Visualcom, whether fixed or contingent, shall be determined to have existed at the Closing Date of the Exchange, other than liabilities properly disclosed in the financial statements of Visualcom provided to the Company, or otherwise disclosed in writing to the Company by Visualcom on or before the Closing Date. For purposes hereof, any liability, or liabilities in the aggregate, exceeding $5,000 shall be deemed to be material; and

          iii. shares of Visualcom common stock held by Dissenting Shareholders (as defined in the Exchange Agreement) shall not exceed five percent (5%) of the total Visualcom Common Shares (as defined in the Escrow Agreement) outstanding on the Closing Date (Visualcom Common Shares held by Dissenting Shareholders in excess of five percent (5%) are referred to herein as "Excess Dissenting Shares"); provided, however, that the condition set forth herein shall terminate upon delivery by the Escrow Agent to the Company of Escrow Shares pursuant to paragraph 3.c.ix below.

     c. The Deposit shall be released and delivered by the Escrow Agent in accordance with the following procedures:

          i. within fifteen (15) days after the end of each of the Earn-Out periods described in subparagraphs i, ii or iii of paragraph 3(a), without giving effect to any Grace Period, the independent auditors of the Company shall deliver to the Escrow Agent, with a copy to the Shareholders, a written statement indicating that the revenue requirements for the period in question have been satisfied in whole (a "Satisfactory Earn-Out") or have not been satisfied;

          ii. if the Company's independent auditors provide a written notice that the revenue requirements for a period have not been satisfied in the manner described in subparagraph i of paragraph 3(c), within fifteen (15) days after the end of each of the Earn-Out periods described in subparagraphs i, ii or iii of paragraph 3(a), after giving effect to the Grace Period, the independent auditors of the Company shall deliver to the Escrow Agent, with a copy to the Shareholders, a written statement indicating that a Satisfactory Earn-Out, Partial Earn-Out or Failed Earn-Out has occurred for the period in question and, if a Partial Earn-Out, setting out the percentage to which the Earn-Out has been satisfied;

          iii. simultaneous with each letter from the Company's independent auditors as provided for in subparagraphs i and ii of paragraph 3(c), the Company shall provide a written statement to the Escrow Agent, with a copy to the Shareholders, indicating that the Other Conditions described in paragraph 3(b) have been satisfied or, if they have not been satisfied, indicating the specific facts representing a failure to satisfy the Other Conditions.

          iv. if the Company should provide a letter to the Escrow Agent and the Shareholders in the manner prescribed in subparagraph iii of paragraph 3(c) indicating that there has been a failure to satisfy any of the Other Conditions, the Shareholders shall notify the Escrow Agent, with a copy to the Company, in writing either confirming the failure to satisfy the Other Conditions or disputing the failure to satisfy the Other Conditions (a "Dispute Letter");

          v. if the Escrow Agent receives (A) a letter from the independent auditors indicating that a Satisfactory Earn-Out has occurred for a period and (B)(I) a letter from the Company indicating that the Other Conditions have been satisfied, or (II) if the Company should fail to provide a letter with respect to satisfaction of the Other Conditions within the prescribed period; then the Escrow Agent shall within five (5) business days after receipt of the referenced letters forward to the Shareholders by overnight delivery, certified mail or personal delivery, each of the Shareholders' respective interests in the Deposit for the Earn-Out Period in question.

          vi. if the Escrow Agent receives (A) a letter from the independent auditors indicating that a Partial Earn-Out has occurred for a period and
     (B)(I) a letter from the Company indicating that the Other Conditions have been satisfied, or (II) if the Company should fail to provide a letter with respect to satisfaction of the Other Conditions within the prescribed period; then the Escrow Agent shall within five (5) business days after receipt of the referenced letters forward by overnight delivery, certified mail or personal delivery, (X) to the Shareholders each of the Shareholders' respective interests in the Deposit as reduced to reflect the percentage to which the Earn-Out has been satisfied for the Earn-Out Period in question and (Y) to the Company, the balance of the Deposit allocable to the Earn-Out Period in question.

          vii. if the Escrow Agent receives a letter from the independent auditors indicating that a Failed Earn-Out has occurred for a period, the Escrow Agent shall within five (5) business days after receipt of the referenced letter forward to the Company by overnight delivery, certified mail or personal delivery, the portion of the Deposit allocable to the Earn-Out Period in question.

          viii. if the Escrow Agent receives (A) a letter from the independent auditors indicating that a Satisfactory Earn-Out or Partial Earn-Out has occurred for a period and (B) a letter from the Company indicating that the Other Conditions have not been satisfied, the Escrow Agent shall continue to hold the balance of the Deposit until such time as the Escrow Agent shall have received a letter signed by both the Company and the Shareholders, or an order of a court, instructing the Escrow Agent with respect to the delivery of the balance of the Deposit at which time the Escrow Agent shall deliver the balance of the Deposit in accordance with such instructions.

          ix. notwithstanding anything herein to the contrary, in the event that the Escrow Agent receives a letter from the Company indicating that the Company has received notice of the exercise of dissenters rights with respect to Excess Dissenting Shares, the Escrow Agent shall (A) continue to hold the balance of the Deposit until such time as the Escrow Agent shall have received a letter (the "Notice of Settlement") signed by the Company
     (x) indicating that the value of the Excess Dissenting Shares (the "Agreed Value") has been agreed to by the Company and the Dissenting Shareholders, in writing or by court order (the "Settlement Agreement"), and providing evidence of the same, and (y) setting out the total out-of-pocket cost (the "Dissent Cost") directly attributable to the Excess Dissenting Shares, including the aggregate Agreed Value, legal fees and court costs, if any, and setting out the closing price (the "Stock Price") of the Company's Common Stock on the trading day prior to the date of the Settlement Agreement, and (B) within five (5) business days after receipt of the Notice of Settlement, forward to the Company, by overnight delivery, certified mail or personal delivery, that number of Escrow Shares determined by dividing the Dissent Cost by the Stock Price. In the event that Escrow Shares are delivered to the Company for cancellation pursuant to the provisions of this paragraph 3(c)ix, the Deposit shall be deemed to have been retroactively reduced by such number of Escrow Shares and all calculations hereunder shall be made as if the Escrow Shares in question had never been included in the Deposit.

     4. Termination of the Escrow. The Escrow created hereby shall terminate upon disbursement of the Deposit in full in accordance with paragraph 3. If, for any reason, the Escrow Agent continues to hold part or all of the Deposit on December 31, 2001, the Escrow Agent may deliver the balance of the Deposit to the Company, or in the manner described in paragraph 8, as the Escrow Agent shall determine in its sole discretion, at which time the Escrow shall terminate.

     5. Limits of Escrow Agent Obligations. The Escrow Agent shall be protected in acting upon, recognizing, or otherwise relying upon any paper or documents believed by it to be genuine and reasonably believed by it to have been signed by the person or persons by whom it purports to have been signed. The obligations of the Escrow Agent shall be qualified in full by Exhibit A attached hereto.

     6. Restrictions on Use of Escrow Shares and Escrow Warrants in Escrow. Until duly delivered in accordance with paragraph 3, the Escrow Shares and Escrow Warrants comprising the Deposit and held in the Escrow Account shall be exclusive property of the Company and the Shareholders shall have no right to custody or possession thereof or right to assign, transfer, encumber, or hypothecate the proceeds from the sale of Escrow Shares or Escrow Warrants held by the Escrow Agent in the Escrow Account in any manner whatsoever prior to the release of said Escrow Shares and Escrow Warrants from the Escrow Account pursuant to Paragraph 3 hereof.

     7. Escrow Shares and Escrow Warrants Subject to Process Against Company. All Escrow Shares and Escrow Warrants deposited in the Escrow Account shall be subject to writs of attachment, writs of execution, and other legal process directed against personal property owned by, or debts or credits owed, by the Company. For the purpose of responding to such process the Escrow Agent shall consider all Escrow Shares and Escrow Warrants held in the Escrow Account to be standing in the name of the judgment debtor Company alone, and the Escrow Agent shall not be required to demand any bond or other security or protection to indemnify the Company or the respective Shareholders against any damage by reason of the holding or taking of such sums, except that the Escrow Agent shall give the Company and the Shareholders prompt written notice of any attachment, writ of execution, or other legal process brought against such Escrow Shares and Escrow Warrants.

     8. Dispute Relating to Proceeds in Escrow. The Escrow Agent shall give prompt written notice to the Company of any demand, request, order, or other notice received by it from any Shareholder, or any person purporting to represent any Shareholder (including a conservator, guardian, executor, or administrator, or the Securities and Exchange Commission), where such demand, request, order or other notice demands withdrawal of all or any part of the Escrow Shares and Escrow Warrants on deposit in the Escrow Account. If the Escrow Agent does not receive a written response to such notice from the Company within five working days of receipt of said notice by the Company, the Escrow Agent may, in its sole discretion, deliver the Escrow Shares and Escrow Warrants then on deposit to the respective Shareholder(s), their representatives, or the Securities and Exchange Commission; provided, however, if the Escrow Agent receives written notice from the Company within the time period specified herein of any controversy between the Company and any Shareholder or any third party with respect to the Escrow Shares or the Escrow Warrants, the Escrow Agent shall not make any delivery in any regard to such demand, request, order or other notice received by it, but may await settlement of any such controversy by final adjudication of the controversy in appropriate legal proceedings, or otherwise, as the Escrow Agent may deem necessary, and in such event the Escrow Agent shall not be liable for interest or damage. Alternatively, the Escrow Agent may initiate in the appropriate federal or state courts having jurisdiction over the proceeds held in the Escrow Account an action to interplead the property held in the escrow and seek a judicial resolution of conflicting claims therefor. In either case, the Escrow Agent shall be indemnified by the Company and the Shareholders pursuant to Paragraph 9 hereof.

     9. Liability of Escrow Agent and Indemnification. Delivery made by the Escrow Agent, in accordance with Paragraphs 3 or 4 of this Agreement, will act as a complete discharge of all liability of the Escrow Agent under this Agreement, and the Company and the Shareholders jointly and severally agree, whether or not the Escrow Agent has made any delivery pursuant hereto, to indemnify and hold the Escrow Agent harmless from any and all costs, expenses, losses, damages and liabilities of any nature relating to or arising out of this Escrow Agreement and the obligations of the Escrow Agent hereunder, except as arise out of the Escrow Agent's own misconduct or negligence. No such indemnity shall be paid from, charged against, or satisfied from the Escrow Shares or Escrow Warrants held in the Escrow Account under any circumstances, and the Escrow Agent shall have no rights against or lien against such Escrow Shares or Escrow Warrants for any claim or indemnity hereunder, it being understood and agreed that such obligation to indemnify the Escrow Agent shall be the sole and exclusive obligation of the Company and the Shareholders.

     10. Disputes Relating to Earn-Out. Subject to the Escrow Agent's continuing rights under paragraph 8 above, any dispute with respect to the satisfaction of the Earn-Out criteria set forth in paragraph 3, shall be settled exclusively by arbitration under the Commercial Arbitration Rules of the American Arbitration Association in Miami, Florida, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     11. Fees and Charges of Escrow Agent. The fees and usual charges agreed upon for the Escrow Agent's services hereunder, as set out on Exhibit B attached hereto, shall be considered compensation for its ordinary services as contemplated by this Escrow Agreement. All such usual fees and charges shall be the obligation of and shall be paid solely by the Company. In the event that the conditions of this Escrow Agreement are not promptly fulfilled by the Company or the Escrow Agent renders any services hereunder not expressly provided for in this Escrow Agreement, or there is any assignment of any interest in the subject matter of this escrow or modification hereof, or a controversy arises hereunder that the Escrow Agent is made a party to, or the Escrow Agent initiates or intervenes in any litigation pertaining to the Escrow Account or the subject matter thereof as provided herein, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses including legal expenses occasioned by such delay, controversy or litigation by the Company. The Escrow Agent shall not have the right to retain any documents and/or other things of value, including the Escrow Shares or Escrow Warrants held in the Escrow Account, nor may the Escrow Agent subject to lien or otherwise seek satisfaction of such compensation from such documents or proceeds for such compensation, fees, costs, and expenses, but shall look solely to the Company for payment thereof.

     12. Notices. Any communications between the parties hereto or notice provided herein may be given by mailing the same to the Escrow Agent by United States mail, registered or certified, postage prepaid, at Michael W. Sanders, Esq., 440 Louisiana, Suite 475, Houston, Texas 77002, by mailing same to the Company by United States mail, registered or certified, postage prepaid, to Fusion Networks Holdings, Inc., 8115 N.W. 29th Street, Miami, Florida 33122, and by mailing the same to the Shareholders at their respective addresses as set out on the list delivered pursuant to paragraph 2 or to such other address as any of the parties hereto may in writing hereafter indicate.

     13. Governing Law. This Agreement and any rights or obligations hereunder shall be construed and regulated under and their validity and effect shall be determined by the laws of the State of Florida.

     14. Severability. If one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceabilIty shall not effect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the date first written above.

                                             COMPANY:

                                             FUSION NETWORKS HOLDINGS, INC.



                                              By:
                                                 -------------------------------
                                              Title:
                                                   -----------------------------


                                             VISUALCOM, INC.


                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------


                                             ESCROW AGENT:

                                             MICHAEL W. SANDERS



                                             By:
                                                --------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT A

               GENERAL TERMS AND CONDITIONS FOR ESCROW AGREEMENTS

     The following provisions shall be part of the escrow agreement (the "Agreement") to which this exhibit is attached:

     1. The duties of Michael W. Sanders (the "Escrow Agent") shall be as expressed under the Agreement and the Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances.

     2. The Escrow Agent shall not be obligated to risk its own funds in the administration of the account. The Escrow Agent need not take any action under the Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

     3. Any recitals contained in the Agreement shall be deemed to be those of the principal and not those of the Escrow Agent.

     4. Unless specifically required by the Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any Court despite any statute, custom or rule to the contrary.

     5. The Escrow Agent may execute any of the duties under the Agreement by or through agents or receivers.

     6. The Escrow Agent shall not be required to take notice or be deemed to have notice of any default or other fact or event under the Agreement unless the Escrow Agent shall be specifically notified in writing of such default, fact, or event.

     7. The Escrow Agent may at any time resign from the position created in the Agreement by giving thirty (30) days written notice by registered or certified mail to the parties to the Agreement and such resignation shall take effect at the end of such thirty (30) days or upon earlier appointment of a successor.

     8. In the event the Escrow Agent becomes involved in litigation by reason of the administration of this Agreement, it is hereby authorized to deposit with the Clerk of the Court in which the litigation is pending any and all funds, securities, or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties. Also, in the event the Escrow Agent is threatened with litigation by reason of the Agreement, it is hereby authorized to file an interpleader action in any court of competent jurisdiction and to deposit with the Clerk of such Court any funds, securities, or other property held by it, and thereupon shall stand fully relieved and discharged of any further duties.

     9. The Escrow Agent may engage legal counsel, who may be counsel for any party to the Agreement, and shall not be liable for any act or omission taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Escrow Agent will have a lien against the Escrow Account.

     10. Unless specifically required by the terms of the Agreement, the Escrow Agent need not take notice of or enforce any other document or relationship, including without limiting the generality of the foregoing, any contract, settlement, arrangements, plan, assignment, pledge, release, decree or the like, but its duties shall be solely as set out in the Agreement.

     11. The Escrow Agent shall be protected in acting upon any notice request, consent, certificate, order, affidavit, letter, telegram, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

                                    EXHIBIT B

                                ESCROW AGENT FEES





1.   $5,000.

2. All out-of-pocket expenses incurred by the Escrow Agent in administering the Escrow Account payable when billed.